UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2011

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement

On February 10, 2011, Golden Phoenix Minerals, Inc. (the “Company”) entered into a Notice of Conversion and Note Settlement Agreement dated as of February 9, 2011 (the “Note Settlement”) with David A. Caldwell, one of the Company’s former officers and directors, with respect to that certain unsecured promissory note (the “Note”) issued to Mr. Caldwell pursuant to an Employment Separation and Severance Agreement dated January 19, 2010 (the “Separation Agreement”).  The terms of the Separation Agreement were previously disclosed on the Company’s Current Report on Form 8-K as filed with the U.S. Securities and Exchange Commission on January 29, 2010 (the “Prior Report”).  The information set forth in the Prior Report in reference to the Note and Separation Agreement is herein incorporated in its entirety.

Under the terms of the Note, the Company owed Mr. Caldwell the aggregate amount of $374,453.87 as of the date of the Note Settlement in principal plus interest accrued thereon, with a maturity date 24 months from the date of the Separation Agreement.  Further, the Note provided that: (i) after 12 months, Mr. Caldwell could elect to convert 50% of the outstanding balance of the Note into shares of the Company’s common stock, at a conversion rate of 16.7 shares of Company common stock for each $1.00 of principal and interest to be converted; and (ii) on the Note’s stated maturity date, Mr. Caldwell could elect to convert any remaining outstanding balance of principal and interest into such number of shares of Company common stock at a conversion rate of 10 shares of Company common stock for each $1.00 of principal and interest to be converted.

As set forth in the Note Settlement, Mr. Caldwell elected to exercise his right to convert 50% of the outstanding balance, resulting in an issuance of 3,126,691 shares of Company common stock (the “Conversion Shares”).  Additionally, Mr. Caldwell and the Company agreed that in settlement of the remaining balance and any further obligations under the Note, in lieu of cash or further conversion into Company common stock at the Note’s maturity date, the Company agreed to transfer certain of the Company’s interests in private securities not currently booked as assets of the Company.

Namely, the Company agreed to transfer all of its right, title and interest in: (i) 1,523,292 shares of Black Rock Metals Inc., a privately held Canadian federally registered company (“Black Rock”), currently held in the Company’s name (the “Black Rock Shares”), at a current agreed book value of $0.10 per share based on the most recent sale of an aggregate of 5,300,000 shares by 11 individual shareholders, for an aggregate deemed consideration of $152,329; and (ii) a 1% net smelter return (“NSR”) royalty in favor of the Company on certain mineral properties and leasehold interests in Alaska, pursuant to that certain Royalty Agreement entered into between the Company and Great American Minerals Exploration, Inc., a Nevada company (“GAME”) dated April 26, 1999 at a deemed value of $34,898.  In exchange for the Black Rock Shares and the GAME NSR, the Company will no longer have any obligations to Mr. Caldwell under the Note.  All other terms and conditions of the Separation Agreement remain in full force and effect.

The foregoing description is qualified in its entirety by reference to the Note Settlement filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Section 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As disclosed above under Item 1.01, the Company entered into a Note Settlement with Mr. Caldwell whereby the parties agreed to settle certain outstanding debt owed by the Company to Mr. Caldwell in exchange for certain of the Company’s interests in private securities not currently booked as assets of the Company.  In particular, the Company has agreed to transfer all of its right, title and interest in and to the Black Rock Shares and the GAME NSR, having a deemed aggregate value of $187,227.  For additional information regarding the transfer of such private securities, see the disclosure under Item 1.01 above, incorporate herein by reference.

The foregoing description is qualified in its entirety by reference to the Note Settlement filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02.  Unregistered Sales of Equity Securities

As disclosed in Item 1.01 of this Current Report on Form 8-K, Mr. Caldwell and the Company entered into a Note Settlement on February 10, 2011, whereby Mr. Caldwell elected to convert a portion of the outstanding Note into the Conversion Shares at a rate of 16.7 shares of Company common stock for each $1.00 of principal and interest being converted.  The disclosure under Item 1.01, above, is incorporated by reference in its entirety into this Item 3.02.

The issuance of the Note and subsequent conversion of a portion of the Note into the Conversion Shares was conducted in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, the exemptions provided by Section 4(2) of the Securities Act.

The foregoing description is qualified in its entirety by reference to the Note Settlement filed as 10.1, attached hereto and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Notice of Conversion and Note Settlement Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated: February 16, 2011	By:	/s/ Thomas Klein
Thomas Klein, CEO